UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2008

ALLIED NEVADA GOLD CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-33119	20-5597115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9604 Prototype Court, Reno, Nevada	89521
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 358-4455

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 19, 2008, Allied Nevada Gold Corp. (the “Company”), through its wholly-owned subsidiary Hycroft Resources & Development, Inc., entered into an equipment purchase agreement (the “Purchase Agreement”) with Komatsu Financial Limited Partnership (“Komatsu”), Lisbon Valley Mining Co., LLC and Constellation Copper Corporation, whereby the Company purchased a used mining fleet from Komatsu for $13.9 million. The mining fleet will be used at the Company’s Hycroft open pit mine located near Winnemucca, Nevada. The fleet consists of five 200-ton haul trucks, two 28-yard wheel loaders, two blast hole drills and various pieces of support equipment as set forth on Exhibit A to the Purchase Agreement. The fleet will be disassembled and shipped to the Hycroft Mine site in the near future and is scheduled to begin operating in the second quarter of 2008.

The preceding descriptions of the terms of the Purchase Agreement are qualified in their entirety by reference to the Purchase Agreement filed herewith as Exhibit 10.1, and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As reported in Item 1.01 above, on March 19, 2008, the Company completed a mining fleet purchase. The disclosures included in Item 1.01 are incorporated into this Item 2.01 by reference.

Item 7.01	Regulation FD.

On March 19, 2008, Allied Nevada Gold Corp. issued the press release furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

To be filed, if applicable, under cover of Form 8-K/A no later than 71 calendar days after the date this Report is required to be filed.

(d)	Exhibits.

Exhibit 10.1	Equipment Purchase Agreement and Bill of Sale, dated March 19, 2008 among Hycroft Resources & Development, Inc., Komatsu Financial Limited Partnership, Lisbon Valley Mining Co., LLC and Constellation Copper Corporation

Exhibit 99.1	Press Release of Allied Nevada Gold Corp. dated March 19, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED NEVADA GOLD CORP.

By:	/s/ Hal D. Kirby
Hal D. Kirby
Vice President and Chief Financial Officer

Date: March 24, 2008